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                                                                    EXHIBIT 99.1

PROXY

                               WEBVAN GROUP, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints George T. Shaheen and Robert H. Swan, jointly and severally, proxies, with full power of substitution, to vote all shares of common stock of Webvan Group Inc., a Delaware corporation, which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the ____, ____, California, on ____, 2000, at ____ a.m., local time, or any adjournment thereof. The proxies are being directed to vote as specified below, or if no specification is made, FOR the issuance of 1.07605 shares of Webvan common stock for each outstanding share of common stock of HomeGrocer.Com, Inc. in the proposed merger of a wholly-owned subsidiary of Webvan with and into HomeGrocer in which HomeGrocer will become a wholly-owned subsidiary of Webvan as contemplated by the Agreement and Plan of Reorganization dated as of June 25, 2000 between Webvan and HomeGrocer, and in accordance with their discretion on such other matters that may properly come before the meeting.

             The directors recommend a FOR vote on the above item.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


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                                                               Please mark
                                                               your vote as  [X]
                                                               indicated in
                                                               this example.


                                                      FOR   AGAINST   ABSTAIN
1. Proposal to issue shares of Webvan common          [ ]     [ ]       [ ]
   stock in the proposed merger of a wholly-owned subsidiary of Webvan with and into HomeGrocer.com, Inc.:

                                                      YES     NO
   I plan to attend the Special Meeting:              [ ]     [ ]


Signature(s)__________________________________________________ Date ____________
(Signature(s) must be exactly as name(s) appear on this Proxy. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the names of more than one person, each should sign this Proxy.)

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